Exhibit 99.1

Press Release

Federated Investors, Inc. Announces Strategic Acquisition Involving the Prudent Bear funds and the Hire of Key Investment Professionals

(PITTSBURGH, Pa., July 15, 2008) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today announced that it reached a definitive agreement to acquire certain assets of David W. Tice & Associates LLC that relate to the management of the $1.2 billion Prudent Bear Fund and the $507 million Prudent Global Income Fund. The purchase price of the transaction includes a $43.0 million initial payment and future contingent payments of up to $99.5 million over the next four years. The announcement was made by J. Christopher Donahue, president and chief executive officer of Federated and David W. Tice, president and founder of David W. Tice & Associates.

Since its inception in 1995, the Prudent Bear Fund has used specialized investment strategies to achieve performance at the top of its bear-market fund peer group. More specifically, the fund targets positive capital appreciation through a combination of short sales of equity securities, short sales and puts of equity market indices and long positions in stocks of precious-metals companies, overlaid with a risk control process to limit losses in bull markets.

The Prudent Global Income Fund seeks current income and capital appreciation for its investors. The Prudent Global Income Fund is designed to help investors benefit from a weakening U.S. dollar and increasing gold prices. It invests largely in short-term government-issued foreign fixed-income securities and gold mining equity securities.

“Federated believes that the Prudent Bear funds’ strong performance and unique investing approach will complement Federated’s existing alternative investment products, as well as other core offerings, as a part of an investor’s overall asset allocation strategy,” said J. Christopher Donahue. “In addition, the Prudent Bear funds will be distributed through the deep network of financial intermediaries with whom Federated has existing relationships.”

Contacts:

FII MEDIA	FII MEDIA	FII ANALYSTS	PRUDENT BEAR
Meghan McAndrew	Ed Costello	Ray Hanley	Rob Peebles
(412) 288-8103	(412) 288-7538	(412) 288-1920	214-696-5474
mmcandrew@federatedinv.com	ecostello@federatedinv.com	rhanley@federatedinv.com	rob@tice.com

Federated Announces Acquisition

July 15, 2008

“We chose Federated because of the firm’s commitment to the Prudent Bear funds’ investment strategies and investment team, as well as the significant additional resources Federated can provide to the funds,” said David W. Tice. “In addition, Federated’s broad array of investment products provides the Prudent Bear funds’ shareholders with the ability to exchange into other equity or fixed-income mutual funds.”

The sale is expected to close in the fourth quarter of 2008. In connection with the agreement, Federated will re-brand the Prudent Bear funds as the newly created Federated Prudent Bear Fund and the Federated Prudent Global Income Fund and will acquire the related intellectual capital.

As maintaining the stability of management is important to each of the Prudent Bear funds’ success, key investment management personnel who currently work on the funds have signed employment and non-compete agreements with Federated. Doug Noland, who has been responsible for much of the day-to-day management of both funds, will serve as senior vice president and senior portfolio manager for both funds and will continue to provide day-to-day management of each portfolio. Noland has worked on the Prudent Bear funds in various capacities for nearly 10 years and has almost 19 years of short-side fund-management experience. Noland earned his undergraduate degree in accounting and finance from the University of Oregon and earned a master’s of business administration degree from Indiana University.

“Doug Noland is one of the top minds in the country when it comes to shorting stocks in a risk-controlled mutual fund framework,” said Steve Auth, Federated’s chief investment officer for global equities. “He and his team will be a valuable addition to Federated as we grow our capabilities in the alternative-asset space.”

Patrick Ryan Bend will also continue in his role on the investment management team as he joins Federated as vice president and portfolio manager for the Federated Prudent Bear Fund. Bend has been a part of the investment process at the Prudent Bear funds since 2004. He earned his undergraduate degree from the University of Western Ontario and a master’s of business administration degree from Indiana University. Bend is a CFA charterholder.

David W. Tice, who founded the Prudent Bear funds and was instrumental in building them into the well-recognized products that they are today, will join Federated as a chief portfolio strategist. Tice is a CFA charterholder and certified public accountant. He earned his master’s of business administration and undergraduate degrees from Texas Christian University.

The transaction has been approved by the Board of Directors of Federated Investors, Inc. and the owner of David W. Tice and Associates LLC. The Board of Directors of the Prudent Bear funds and Board of Trustees of the Federated mutual funds are each scheduled to meet to discuss the proposed reorganizations of the Prudent Bear funds into the newly created Federated funds in July and August 2008, respectively. In addition to being subject to the approval of the Board of Trustees of the Federated mutual funds and the Board of Directors of the Prudent Bear funds, the reorganizations are subject to the approval of the Prudent Bear funds’ shareholders.

Federated Announces Acquisition

July 15, 2008

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $338.5 billion in assets as of March 31, 2008. With 147 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. For more information, visit FederatedInvestors.com.

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Certain statements in this press release, such as those related to Federated’s expansion of its alternative-asset product line, the distribution of the new funds, and fund management, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of Federated, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the ability of Federated to successfully expand its alternative-asset product line, distribute the new funds, maintain stable fund management and the risk factors discussed in Federated’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither Federated nor any other person assumes responsibility for the accuracy and completeness of such statements.

Federated Securities Corp. is distributor of the Federated funds.

Quasar Distributors, LLC, is distributor of the Prudent Bear funds.

Quasar Distributors, LLC and David W. Tice & Associates are not affiliated with Federated.

Federated separately managed accounts are made available through Federated Global Investment Management, Federated Investment Counseling and MDT Advisers, each a registered investment advisor.

More information about the Prudent Bear Funds may be obtained by calling 800-711-1848, or visiting www.prudentbearfunds.com. Please read the prospectus carefully before investing.

A prospectus/proxy statement with respect to the proposed transaction will be mailed to shareholders and filed with the Securities and Exchange Commission (SEC). Investors are urged to read the prospectus/proxy statement because it contains important information. The prospectus/proxy statement and other relevant documents will be available free of charge on the SEC’s Web site at www.sec.gov or by calling 1-800-341-7400.